SUPPLEMENT NO. 1 TO SUBSCRIPTION AGREEMENT

To:	Surfect Holdings, Inc.
1800 West Broadway Road
Tempe, Arizona 85282
Fax: (480) 968-6083
Attn: Anthony Maffia,
Chief Financial Officer

This Supplement No. 1 to Subscription Agreement (this “Supplement”), dated December 4, 2007, amends and supplements certain information contained in the Subscription Agreement (“Subscription Agreement”) of Surfect Holdings, Inc., a Delaware corporation (the “Company”) in connection with the offer to purchase dated as of November 30, 2007. Each purchaser identified on the signature page to this Supplement (the “Subscriber”) is requested to (i) acknowledge and reconfirm its investment in the Company’s private offering of up to 150 Units at a purchase price of $20,000 per Unit up to a maximum offering amount of $3,000,000 (the “Offering”) and (ii) notwithstanding anything to the contrary in the Subscription Agreement, agree to the Offering terms as modified or supplemented below. Each capitalized term used herein and not otherwise defined shall have the meaning ascribed to such term in the Subscription Agreement.

Please read this Supplement carefully. Any statement contained in the Subscription Agreement will be deemed to be modified and superseded to the extent set forth herein and supplemented hereby. All other terms, provisions, representations, warranties and covenants in the Subscription Agreement not modified or supplemented hereby shall remain in full force and effect.

1. OFFERING

Each Unit shall consist of (i) 500,000 shares of the Company’s common stock, $0.0001 par value per share (the “Shares”) ($0.04 per Share) ( “Purchase Price”) and (ii) a five-year warrant to purchase an aggregate of 500,000 Shares (“Warrant Shares”) at $0.08 per share (the “Warrant”). The Warrant to be issued to the purchasers and placement agents in the Offering shall be in such form as has been distributed with this Agreement.

2. REGISTRATION RIGHTS

(a) The Company shall prepare and file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) covering the resale of the Shares and Warrant Shares no later than January 25, 2008. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC no later than 60 days after the the date of filing. The registration rights agreement will be in such form as has been distributed with this Agreement, including, a 1% per month penalty applied to late filing or effectiveness of the Registration Statement, subject to certain limitations and the specific terms of the registration rights agreement.

3. PLACEMENT AGENT FEES

The Company has agreed to placement agent fees payable to Westminster Securities Corporation (“Westminster”) at the closing of the Offering in the amount of 7% of the gross proceeds of the Offering payable in cash, plus five-year warrants in an amount equal to 7% of the Shares issuable upon the sale of Units (including upon conversion of warrants) in the Offering, In the event that Westminster re-allows a portion of its cash and warrants commission to other placement agents, it shall be issued additional warrants in an amount that will be equal to a total of 9% of the Shares issuable upon the sale of Units (including upon conversion of Warrants) in the Offering as compensation. In addition, the Company may issue to certain placement agents utilized in connection with the Company’s recently completed offering of bridge loans certain additional Shares as consideration for assistance with such offering and waivers obtained from bridge loan holders.

4. BRIDGE WAIVERS

The Company has agreed to the conversion of approximately $1,045,000 of outstanding senior secured bridge loans in connection with the waiver of defaults and certain consents, and the redemption of approximately $755,000 of such senior secured bridge loans upon payment of $566,250 to the holder thereof, on November 30, 2007, which shall constitute use of proceeds of the Offering. In addition, the Company has authorized and agreed to the issuance of 5,000,000 Shares to the bridge loan holders for their waivers and consents.

5. INITIAL CLOSING

On November 30, 2007, the Company conducted an initial closing on the sale of $860,000 of Units, which Units will be issued on the basis of the terms set forth in this Supplement No. 1 to the Subscription Agreement dated as of November 30, 2007.

To: All Recipients of the Subscription Document

Each recipient of this Supplement No. 1 to Subscription Agreement, which supplements the Subscription Agreement of Surfect Holdings, Inc. (the “Company”) dated as of November 30, 2007, who has subscribed for Units must sign the Acknowledgment and Reconfirmation below and indicate its choice to: (A) confirm its subscription and agree to the terms of investment; (B) modify its subscription and agree to the terms of investment; or (C) no longer participate in this Offering.

The Company will raise, on a “best efforts” basis, a maximum of $3,000,000 of gross proceeds in the Offering.

ACKNOWLEDGMENT AND RECONFIRMATION

The undersigned investor has reviewed this Supplement, dated December 3, 2007, of the Company. By initialing in the space provided below, the undersigned elects to:

A.  _____ reconfirm subscription for Units in the Offering.

B.  _____ modify the prior subscription for Units, as set forth below:

Number of Units Subscribed: _______ Units; Total Purchase Price: $_________ (# Units x $20,000)

C. _____ no longer participate in this Offering. Please return my subscription as promptly as possible (without interest). I understand that I will have no right to claim that I was entitled to the purchase of any Units or other securities of the Company if I elect this choice.

FOR INDIVIDUAL SUBSCRIBERS	FOR CORPORATE, PARTNERSHIP, LLC OR TRUST SUBSCRIBERS
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Name of Subscriber [Please Print]
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Signature
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Name of Subscriber [Please Print]
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    Name of Subscriber [Please Print]

By: _______________________________________
  Signature

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     Name and Title of Authorized Signatory
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DATE AND PLACE OF EXECUTION

Date: ______________________________________	Place: _____________________________________